Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Items 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

Netherland, Sewell & Associates, Inc.

By:	/s/ G. Lance Binder
Executive Vice President

Houston, Texas
July 6, 2006